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                                                                   EXHIBIT 10.12

                 FIRST AMENDMENT TO PRE-INCORPORATION AGREEMENT
                                    BETWEEN
                     SAMUEL SLAVENS AND INLAND ISLAND, INC.
                                      AND
                             FIBR-PLAST CORPORATION

1. This is the First Amendment to that certain Pre-Incorporation Agreement between and among Samuel Slavens and Inland Island, Inc. ("Slavens Group") and Fibr-Plast Corporation ("Fibr-Plast").

2.       RECITALS: Whereas,

         2.1 Samuel Slavens and Inland Island, Inc. ("Slavens Group") and Fibr-Plast Corporation ("Fibr-Plast") entered into a certain Pre-Incorporation Agreement ("Agreement"), effective August 29, 2001.

         2.2 Such contract provided - among other things - that Slavens Group would receive certain capital stock, common series, from Fibr-Plast, as follows:

                  Once Slavens Group has constructed, completed and equipped a manufacturing facility as herein contemplated, then Fibr-Plast shall issue to Slavens Group 300,000 shares of Fibr-Plast common stock. Additionally, 12 months after such date, Fibr-Plast shall issue to Slavens Group an additional 300,000 shares of Fibr-Plast common stock assuming the continued compliance with the terms hereof by Slavens Group. Further, Fibr-Plast shall deliver options to Slavens Group to purchase 250,000 shares of Fibr-Plast at $0.25 per share, to be exercised within three years from the date of such option, subject only to the continued compliance of Slavens Group with the terms hereof.

         2.3 That certain conditions and circumstances have changed which make it necessary to amend the Agreement with respect to the issuance of stock, the rights of the parties and certain additional consideration from Fibr-Plast to Slavens Group.


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         2.4      AND, Whereas, these parties have agreed upon the consideration for, terms and conditions of such modification, all as such are hereafter described.

3. CONSIDERATION. The consideration for this First Amendment includes the sum of $1.00 cash in hand paid by each of these parties to the other, the receipt of which is hereby acknowledged, and the additional consideration of those representations, undertakings, commitments, releases and covenants hereafter given and exchanged.

4. FIBR-PLAST ISSUANCE OF STOCK TO SLAVENS GROUP. Paragraph 6.9 of the Agreement is canceled and is amended by the terms and provisions hereof.

5. NEW TERMS OF STOCK ISSUANCE AND CASH PAYMENTS. Relying upon the representations made by Slavens Group (separately hereafter described), Fibr-Plast shall now issue the following capital stock, common series, to Slavens Group:

         5.1 300,000 shares of Fibr-Plast stock [in lieu of 600,000 shares of stock earlier issued for Slavens Group]; and,

         5.2 Options for an additional 300,000 shares, at $1.00 per share, to be issued within twenty-four (24) months after TJS Plastics has first had three (3) consecutive months of positive earnings; and,

         5.3 Additionally, Fibr-Plast shall now pay to Slavens Group the cash sum of $30,000.00, the receipt of which is hereby acknowledged as further consideration owing hereunder; and,

         5.4 On or before September 1, 2002, the additional sum of $70,000.00.

         5.5 The verbal agreement earlier made between Slavens Group and Fibr-Plast as to the issuance of 600,000 shares is modified by the foregoing. The only obligation of Fibr-Plast to issue stocks shall be as above described.

6. RESTRICTIONS ON STOCK. The foregoing stock being issued to Slavens Group shall be subject to Slavens Group's full compliance with all of the commitments, undertakings, promises and covenants contained in the Agreement. This includes -- but is not necessarily limited to -- all of the representations ("Representations") hereafter set forth being now true and being true for the


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         duration of the Agreement and this First Amendment. Slavens Group shall not have the right to mortgage, encumber, pledge, sell, transfer or assign such stock until (a) Slavens Group shall have first fully met all of its obligations under the Agreement and First Amendment, or (b) the 1st day of April, 2002, whichever shall be the earlier. If for any reason Slavens Group shall fail to perform its said obligations as aforesaid, then Fibr-Plast shall be entitled to cancel such stock and recover it from escrow.

7.       STOCK LEGEND. Each of said shares shall bear the following legends:

         [On the front side] These shares are subject to the restrictions and limitations shown on the reverse side hereof.

         [Reverse side] These shares of stock cannot be encumbered, transferred or assigned until (a) April 1, 2002 or (b) that earlier date when Fibr-Plast shall certify in writing that Slavens Group has fully met all conditions and requirements of the Agreement and of the First Amendment.

8.       REPRESENTATIONS AND PERFORMANCE BY SLAVENS GROUP.

         8.1      (Representations by Slavens).

                  8.1.1 Slavens represents that he has acquired a plant facility which equals or exceeds that described by the Agreement and which is in fact suitable for the manufacture of the Fibr-Plast(C) product line and additionally office, warehousing and storage areas, patents covering Fibr-Plast or related products and/or procedures for manufacturing products.

                  8.1.2 Slavens represents that he has invested an equity amount in such plant facility which equals or exceeds that required by the Agreement, and subject to the following:

                  Plant cost                $235,000;

                  Equity down payment       $ 20,000;

                  Original total mortgage   $215,000;


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

Monthly mortgage payment                     $     1,909;
                                             -----------
Mortgage balance as of 12/31/2001            $192,089.36;
                                             -----------
Total escrow [if any]                        $         0;
                                             -----------
In hands of mortgage holder as of
12/31/2001                                   $         0;
                                             -----------
Deferred or delinquent amount owed
[if any] to mortgage holder                  $         0;
                                             -----------
Second Mortgage                              $         0;
                                             -----------
Additional Loans                             $   245,000;
                                             -----------
                                                                    BAL
Equipment Lease Payments                     $  2,806.72/month;  ($101,041.92)
                                             -----------
Real Estate Taxes                            $  1,152.42;
                                             -----------
Personal Property Taxes                      $          ; and
                                             -----------
Income Taxes                                 $
                                             -----------

                  8.1.3 Separate from the real estate above described Slavens Group represents that they have further modified the plant (including structure, equipment and machinery), to allow for the expansion of manufacturing capabilities and products;

                  8.1.4 Slavens Group has acquired additional equipment and machinery in the plant beyond that originally contemplated in the Agreement;

                  8.1.5 Slavens Group has done research to develop an improved formula and mixture of certain of the Fibr-Plast products;

                  8.1.6 Slavens Group has solicited letters of intent from prospective dealers (i.e.: fencing companies); and,


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                  8.1.7    By developing and entering into an amended option
                           with Fibr-Plast for the sale of the plant and facilities (as such is separately hereafter set forth).

         8.2 (TJS Plastics Stock of Slavens Group). Slavens Group represents that its stock and interest in TJS Plastics is now free, clear and unencumbered and the same will be free, clear and unencumbered during the term of this First Amendment and the option given by Slavens Group to Fibr-Plast in these agreements.

         8.3 (Transfers to TJS Plastics). Notwithstanding anything else herein, Slavens Group shall now transfer all assets and liabilities in the manufacturing facility which are herein described, either specifically or otherwise, to TJS Plastics in exchange for a full, undivided one-half (1/2) of TJS Plastics capital stock. At that time, Slavens Group shall have satisfied the provisions of Section 9 above.

9. CLOSING. At closing, the following documents shall be prepared, signed and exchanged;

                                   [BY BOTH]

         9.1 An agreed closing statement, covering all of the credits and debits due by each party to the other. Oklahoma law shall control as to documentary stamps and the practices and procedures of business closings shall control as to the allocation and payment of any necessary abstracting, filing fees, curative documents and of assignments and transfers.

         9.2 Such disclosures and declarations by Seller and Buyer as shall then be required by controlling law.

         9.3 Minutes of such meetings of shareholders and of directors of TJS Plastics as shall be necessary to approve all loans and to disclose actions of Samuel Slavens properly done on behalf of TJS Plastics, to accept his resignation as an officer and director of TJS Plastics and to elect such successors as shall be designated by Fibr-Plast.

                                   [BY SELLER]

         9.4 A statutory bill of sale as to any personal property then owned by or titled in Slavens Group [as opposed to TJS Plastics];

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         9.5      A statutory general warranty deed covering all real property and improvements which is then owned by Slavens Group [as opposed to TJS Plastics], provided, however, the agreed exception thereto shall be the mortgage balance brought current on such real property and improvements and the installment balance brought current on any personal property financed by Slavens Group with the joint approval of these parties;

         9.6 An affidavit as to labor and materials, which shall state in substance that Slavens Group has not contracted for nor allowed any third party to add any labor and/or materials to the real property and improvements either for their maintenance or improvement which has not been fully paid or -- contrary wise -- to disclose any such unpaid obligations.

         9.7 Any delinquent amounts owing on any accepted real estate mortgage or purchase money obligation for machinery and equipment (which represents prior obligations not timely paid) shall be deducted from the monies owing to Seller. In this connection, Buyer will take title to the real property and improvements and also to the personal property subject to all proper and agreed mortgages, liens and encumbrances. Within this connection, Seller at closing shall deliver a full receipt and release for payment of the agreed purchase price in exchange for the appropriate payment from Buyer. The current balances owing on such real estate mortgage and purchase money security interests shall be assumed by TJS Plastics.

         9.8 Assignments by Slavens Group to Fibr-Plast of any and all easements, rights of way, prepaid insurance, maintenance agreements, servicing agreements, utility deposits, licenses, permits, or the like, which have been obtained during and used during the term of the Agreement, whether by TJS Plastics or Slavens Group.

         9.9 An unconditional release by Samuel Slavens, Inland Island, Inc. and its shareholders, directors and officers, of any claims or causes of action for salary, wages, compensation, reimbursement, personal injury, property damage or other claims of any nature based upon contract, quasi-contract or tort.



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                                   [BY BUYER]

         9.10 Such documents as shall be reasonably necessary for Buyer to become jointly liable with TJS Plastics to any record real estate holder or the holder of any purchase money security interest for the brought-current balances owed; provided, that Fibr-Plast shall not be required to pay any sums required by such creditors for any transfer of the obligations, documentation fees or like charges. The sole obligation of Fibr-Plast is to be added as a co-obligor if such is absolutely necessary to obtain the release of Slavens Group therefrom.

10. TJS CORPORATE MEETINGS. The initial and organizational meeting of subscribers and shareholders and the initial and organizational meeting of the Board of Directors of TJS Plastics shall be held at 4:30 p.m. on Friday, January 4, 2002, at the offices of TJS Plastics. At that time, the parties shall elect four (4) directors, two of whom shall be selected from Fibr-Plast management and two of whom shall be selected from Slavens Group management. The initial meeting of the Board of Directors shall then elect a chairman of the Board, president, vice president, secretary and treasurer. Such other acts as are necessary, usual and customary shall also be done at these meetings.

11. RECORDS AND ACCESS TO RECORDS. Following Fibr-Plast's exercise of its option as aforesaid, Fibr-Plast shall make available to Slavens Group during normal business hours and upon reasonable notice all of the books and records of TJS Plastics to and through the date of closing for Slavens Group to review and copy in connection with any tax audit, tax review or the like by either Federal or State tax authorities.

12.      MISCELLANEOUS.

         12.1 (Cancellation of Letter Notice). Slavens Group herewith rescinds and cancels the Letter Notice dated September 12, 2001, and reaffirms the Pre-Incorporation Agreement and this First Amendment as the binding agreements between these parties.

         12.2 (Access to Facilities). Slavens Group will provide not less than three (3) offices at the plant for the officers of Fibr-Plast and also the officers of Fibr-Plast will have full access to the plant and facilities. This includes but is not limited to furnishing keys to the plant and facilities.


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         12.3     (Closing). The closing shall be held at 11:00 o'clock a.m., on the 10th business day following that on which the purchase price shall be resolved and agreed upon or on any other agreed date, either at the offices of Freese & March, 4510 E. 31st Street, Tulsa, Oklahoma or at the offices of that lender (if any) being utilized by Fibr-Plast in funding its exercise of this option.

         12.4 (Interpretation). The captions on the various provisions are for convenience only and this entire agreement shall be construed as a whole. If any provision shall be determined to be invalid or ineffective, then this agreement shall be interpreted to otherwise give maximum effect to the intent of these parties.

         12.5 (Future Disputes). If either party hereto shall hereafter bring any action to interpret this contract or enforce any rights owing hereunder, then the prevailing party in such litigation shall additionally be entitled to recover reasonable attorney fees and court costs.

         12.6 (Parties Covered). This First Amendment covers all of the aforesaid parties, together with their respective successors, assigns and for individual signatories, their personal representatives, heirs and beneficiaries.

         12.7 (Controlling Law and Forum Selection). This contract is entered into in Tulsa County, and shall be construed under the laws of Oklahoma. Any litigation as to this contract must be had either in the Federal or State courts in Tulsa County, Oklahoma.

         12.8 (Authority of Signatories). By signing this Agreement, each signatory represents that he or she has all of the requisite authority to sign this agreement and to bind the corporate entity for which he or she is signing. Each corporation which is a signatory herein represents that there are no judgments, pending suits or known impending litigation which would either prohibit or interfere with that corporate entity's full performance of all undertakings herein. In this connection, Fibr-Plast is making a public offering of stock and any related restrictions that are not covered by the foregoing representation.





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         12.9     (Effective Date). Notwithstanding the date or dates of
                  execution hereof, the effective date of this First Amendment shall be as of 12th day of December, 2001.


                                                /s/ SAMUEL SLAVENS
                                                --------------------------------
                                                SAMUEL SLAVENS


                                                INLAND ISLAND, INC.


                                            By: /s/ SAMUEL SLAVENS
                                                --------------------------------
                                                Samuel Slavens, President


                                                FIBR-PLAST CORPORATION


                                          ( By: /s/ THOMAS WATSON, PRESIDENT
                                          (     --------------------------------
                                          (     Thomas Watson, President
                                          (
                                          (
                                          ( By: /s/ JOSEPH FRANCELLA, EXEC. V.P.
                                          (     --------------------------------
                                          (     Joseph Francella, Executive Vice
                                          (      President
                                          (
                                          (
                                          ( By: /s/ TONY R. FELITSKY, SR. V.P.
                                          (     --------------------------------
                                          (     Tony R. Felitsky, Senior Vice
                                          (      President



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